Crawford & Company®
5335 Triangle Parkway
Peachtree Corners, GA 30092

FOR IMMEDIATE RELEASE
CRAWFORD & COMPANY REPORTS 2017 THIRD QUARTER RESULTS
COMPANY UPDATES 2017 GUIDANCE

ATLANTA, (November 6, 2017) -- Crawford & Company (www.crawfordandcompany.com) (NYSE: CRD-A and CRD-B), the world’s largest publicly listed independent provider of claims management solutions to insurance companies and self-insured entities, today announced its financial results for the third quarter ended September 30, 2017.

The Company’s two classes of stock are substantially identical, except with respect to voting rights and the Company’s ability to pay greater cash dividends on the non-voting Class A Common Stock (CRD-A) than on the voting Class B Common Stock (CRD-B), subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of CRD-A must receive the same type and amount of consideration as holders of CRD-B, unless different consideration is approved by the holders of 75% of CRD-A, voting as a class.

Consolidated Results
Third Quarter 2017 Summary

•	Revenues before reimbursements of $270.6 million, compared with $277.3 million for the 2016 third quarter

•	Revenues on a constant dollar basis, a non-GAAP financial measure, of $271.6 million for the 2017 third quarter after adjusting for $1.0 million in foreign exchange rate changes

•	Revenues in the 2017 quarter were net of a $5.9 million decrease related to a change in accounting for certain contracts which had no bottom line impact

•	Net income attributable to shareholders of $11.8 million, compared to $10.9 million in the same period last year

•	Diluted earnings per share of $0.22 for CRD-A and $0.20 for CRD-B, compared with $0.20 for CRD-A and $0.18 for CRD-B in the prior year third quarter

•
Diluted earnings per share of $0.23 for CRD-A and $0.22 for CRD-B on a non-GAAP basis in the 2017 third quarter, before restructuring and special charges, compared to $0.22 for CRD-A and $0.20 for CRD-B in the prior year third quarter

•
Consolidated operating earnings, a non-GAAP financial measure, were $24.1 million or 8.9% of revenues in the 2017 third quarter, compared with $26.3 million or 9.5% of revenues in the 2016 third quarter

•	Consolidated adjusted EBITDA, a non-GAAP financial measure, was $32.5 million or 12.0% of revenues in the 2017 third quarter, compared with $34.7 million or 12.5% of revenues in the 2016 period

Mr. Harsha V. Agadi, president and chief executive officer of Crawford & Company, stated, “The hurricane activity during the quarter was almost unprecedented in terms of the storms’ severity, proximity to one another over several weeks and damage inflicted. We believe this challenged the capabilities of the entire P&C industry as it coped with assessing the claims arising from the storms. To support our clients in this time of great need, we have reached into our CAT adjuster network to find the best resources available, used our global reach to mobilize Crawford adjusters from Canada, the U.K. and Australia, and hired and trained new classes of adjusters.
“We view these efforts as a significant investment in our business which will demonstrate our strong commitment to our clients, build brand loyalty, and position Crawford as a more valuable partner for the future. Importantly, we have made this investment to differentiate Crawford in the market and better position the company to take market share, win more day-to-day business and drive revenue growth. The early results of which can be seen in our U.S. Services segment where third quarter revenues grew 12% year-over-year while operating margins declined by 140 basis points, reflecting the investments we made. Looking to the fourth quarter, we would expect margins to expand as the majority of the investment spend occurred in the third quarter.
“While our U.S. Services business has performed well, our third quarter results were impacted by soft market conditions in our Garden City Group segment which experienced a $2.0 million decline in operating earnings year-over-year. Garden City Group’s challenges have been a significant headwind to our financial results this year and will mitigate the benefits from the recent CAT activity. We are working to reinvigorate growth and improve Garden City Group’s profitability though we expect the weak results to persist through the fourth quarter and into 2018.”
Mr. Agadi concluded, “Given Garden City Group’s outlook, we have tightened our operating earnings guidance to a range of $92.5 to $97.5 million for the full year 2017. Looking forward, our imperative is clear. We must return Garden City Group to growth and profitability while also leveraging our many global resources to drive the numerous cross sell opportunities that currently exist across the company. While much progress has been made and many of our businesses are performing well, there is much more to be accomplished. Our management team remains focused on both the challenges and opportunities that lie ahead as we strive to return Crawford to sustainable revenue growth.”

Segment Results for the Third Quarter
U.S. Services
U.S. Services revenues before reimbursements were $63.1 million in the third quarter of 2017, increasing 12% from $56.5 million in the third quarter of 2016. Operating earnings were $9.5 million in the 2017 third quarter, compared with $9.4 million in the third quarter of 2016, representing operating margins of 15% in the 2017 period and 17% in the 2016 period.
International
Third quarter 2017 revenues before reimbursements for the International segment totaled $110.8 million, compared with $121.0 million in the 2016 third quarter. On a constant dollar basis, third quarter 2017 revenues were $111.8 million. International segment operating earnings were $10.2 million in the 2017 third quarter, compared with $13.5 million in the 2016 third quarter. The segment’s operating margin was 9% and 11% in the 2017 and 2016 periods, respectively.
Broadspire
Broadspire segment revenues before reimbursements were $76.7 million in the 2017 third quarter, unchanged from the 2016 third quarter. Broadspire recorded operating earnings of $8.2 million in the third quarter of 2017, representing an operating margin of 11%, compared with $8.3 million, or 11% of revenues, in the 2016 third quarter.

Garden City Group
Garden City Group revenues before reimbursements were $20.0 million in the third quarter of 2017, compared with $23.1 million in the same period of 2016. Operating earnings were $0.2 million in the 2017 third quarter compared with $2.2 million in the 2016 period. The segment’s operating margin for the 2017 quarter was 1%, as compared to 9% in the 2016 quarter.
Unallocated Corporate and Shared Costs and Credits, Net
Unallocated corporate costs, net were $4.1 million in the third quarter of 2017, compared with $6.9 million in the same period of 2016. The decreased costs for the third quarter of 2017 were due to decreases in defined benefit pension expense and unallocated professional fees.
Restructuring and Special Charges
The Company recorded restructuring and special charges of $1.4 million and $1.5 million in the 2017 and 2016 third quarters, respectively. Restructuring costs of $1.4 million in the 2017 quarter were incurred for the implementation and phase in of the Company's Global Business Services Center and Global Technology Services Center (the "Centers"), restructuring and integration costs related to reductions of administrative costs and consolidation of management layers in certain operations, and other restructuring charges for asset impairments and lease termination costs.
Balance Sheet and Cash Flow
The Company’s consolidated cash and cash equivalents position as of September 30, 2017 totaled $73.3 million, compared with $81.6 million at December 31, 2016.
The Company’s operations provided $13.9 million of cash during the 2017 period, compared with cash provided of $50.1 million in the 2016 period. The decrease in cash provided in operating activities in the first nine months of 2017 compared with the first nine months of 2016 was primarily due to an increase in accrued compensation and bonus payments, changes in pension cost, and increases in tax and self insurance payments. During the nine months ended September 30, 2016, the Company settled a cross currency swap for $4.9 million, increasing cash from operations for the period.
2017 Guidance
Crawford & Company is updating and raising certain aspects of its guidance for 2017 as follows:

•	Consolidated revenues before reimbursements between $1.09 and $1.11 billion;

•	Net income attributable to shareholders of Crawford & Company between $37.0 and $40.0 million, or $0.69 to $0.74 diluted earnings per CRD-A share, and $0.62 to $0.67 diluted earnings per CRD-B share;

•	Consolidated operating earnings between $92.5 and $97.5 million;

•	Consolidated adjusted EBITDA between $127.5 and $132.5 million;

•
Before expected restructuring and special charges, net income attributable to shareholders of Crawford & Company on a non-GAAP basis, between $46.0 and $49.0 million, or $0.85 to $0.90 diluted earnings per CRD-A share, and $0.78 to $0.83 diluted earnings per CRD-B share.

The Company expects to incur restructuring and special charges in 2017 totaling approximately $13.0 million pretax, or $0.16 per share. This is expected to be comprised of $3.0 million related to the Centers and $10.0 million related to other restructuring activities.
The Company’s guidance also includes a one-time tax benefit of $3.0 million, or $0.05 per share, in the 2017 fourth quarter as a result of international tax planning activities completed during the quarter.

To a significant extent, Crawford’s business depends on case volumes. The Company cannot predict the future trend of case volumes for a number of reasons, including the fact that the frequency and severity of weather-related claims and the occurrence of natural and man-made disasters, which are a significant source of claims and revenue for the Company, are generally not subject to accurate forecasting.

Conference Call
As previously announced, Crawford & Company will host a conference call today, November 6, 2017 at 4:30 p.m. Eastern Time to discuss its third quarter 2017 results. The conference call can be accessed live by dialing 1-800-374-2518 and using passcode 6374542. A presentation for today’s call can also be found on the investor relations portion of the Company’s website, http://www.crawfordandcompany.com. The call will be recorded and available for replay through December 6, 2017. You may dial 1-855-859-2056 to listen to the replay. The access code is 6373715.

Non-GAAP Presentation
In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under U.S. generally accepted accounting principles (“GAAP”), these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In the foregoing discussion and analysis of segment results of operations, we do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income or operating earnings. A reconciliation of revenues before reimbursements to consolidated revenues determined in accordance with GAAP is self-evident from the face of the accompanying unaudited condensed consolidated statements of operations.
Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker (“CODM”) to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Unlike net income, segment operating earnings is not a standard performance measure found in GAAP. We believe this measure is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria used by our senior management and CODM. Consolidated operating earnings represent segment earnings including certain unallocated corporate and shared costs and credits, but before net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, restructuring and special charges, income taxes, and net income or loss attributable to noncontrolling interests. The reconciliation of operating earnings to net income attributable to shareholders of the Company on a GAAP basis is presented below.
Adjusted EBITDA is not a term defined by GAAP and as a result our measure of adjusted EBITDA might not be comparable to similarly titled measures used by other companies. However, adjusted EBITDA is used by management to evaluate, assess and benchmark our operational results and the Company believes that adjusted EBITDA is relevant and useful information widely used by analysts, investors and other interested parties. Adjusted EBITDA is defined as net income attributable to shareholders of the Company with adjustments for depreciation and amortization, net corporate interest expense, income taxes, restructuring and special charges, and stock-based compensation expense.
Unallocated corporate and shared costs and credits include expenses and credits related to our chief executive officer and Board of Directors, certain provisions for bad debt allowances or subsequent recoveries such as those related to bankrupt clients, defined benefit pension costs or credits for our frozen U.S. pension plan, certain unallocated professional fees, and certain self-insurance costs and recoveries that are not allocated to our individual operating segments. Restructuring and special charges are non-core items not directly related to our normal business or operations, or our future performance.

Income taxes, net corporate interest expense, stock option expense, and amortization of customer-relationship intangible assets are recurring components of our net income, but they are not considered part of our segment operating earnings because they are managed on a corporate-wide basis. Income taxes are calculated for the Company on a consolidated basis based on statutory rates in effect in the various jurisdictions in which we provide services, and vary significantly by jurisdiction. Net corporate interest expense results from capital structure decisions made by senior management and the Board of Directors, affecting the Company as a whole. Stock option expense represents the non-cash costs generally related to stock options and employee stock purchase plan expenses which are not allocated to our operating segments. Amortization expense is a non-cash expense for finite-lived customer-relationship and trade name intangible assets acquired in business combinations. None of these costs relate directly to the performance of our services or operating activities and, therefore, are excluded from segment operating earnings in order to better assess the results of each segment's operating activities on a consistent basis.
Income taxes are calculated for the non-GAAP presentation of net income before restructuring and special charges based on statutory rates in effect in the various jurisdictions in which charges exist, and vary by jurisdiction.

Following is a reconciliation of segment and consolidated operating earnings to net income attributable to shareholders of Crawford & Company on a GAAP basis. The reconciliation of 2017 guidance is to the midpoint of the guidance range.

	Three months ended		Nine months ended		Full Year
(in thousands)	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016	Guidance 2017
Operating earnings (loss):
U.S. Services	$9,537	$9,354	$26,187	$27,943
International	10,165	13,460	29,682	31,867
Broadspire	8,240	8,263	24,235	23,497
Garden City Group	188	2,152	(2,267)	5,982
Unallocated corporate and shared costs, net	(4,078)	(6,947)	(6,333)	(17,454)
Consolidated operating earnings	24,052	26,282	71,504	71,835	$95,000
Deduct:
Net corporate interest expense	(2,524)	(2,262)	(6,674)	(7,553)	(11,000)
Stock option expense	(468)	(176)	(1,342)	(403)	(1,575)
Amortization expense	(2,737)	(2,401)	(8,235)	(7,280)	(11,700)
Restructuring and special charges	(1,431)	(1,488)	(8,818)	(7,431)	(13,165)
Income taxes	(4,922)	(8,606)	(16,569)	(20,029)	(18,960)
Net income attributable to noncontrolling interests and redeemable noncontrolling interests	(157)	(404)	(188)	(937)	(100)
Net income attributable to shareholders of Crawford & Company	$11,813	$10,945	$29,678	$28,202	$38,500

Following is a reconciliation of net income attributable to shareholders of Crawford & Company on a GAAP basis to adjusted EBITDA. The reconciliation of 2017 guidance is to the midpoint of the guidance range.

	Three months ended		Nine months ended		Full Year
(in thousands)	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016	Guidance 2017
Net income attributable to shareholders of Crawford & Company	$11,813	$10,945	$29,678	$28,202	$38,500
Add:
Depreciation and amortization	10,290	10,085	30,648	30,643	41,500
Stock-based compensation	1,568	1,289	4,973	3,246	6,875
Net corporate interest expense	2,524	2,262	6,674	7,553	11,000
Restructuring and special charges	1,431	1,488	8,818	7,431	13,165
Income taxes	4,922	8,606	16,569	20,029	18,960
Adjusted EBITDA	$32,548	$34,675	$97,360	$97,104	$130,000

Following is information regarding the weighted average shares used in the computation of basic and diluted earnings per share.

	Three months ended		Nine months ended
(in thousands)	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Weighted-Average Shares Used to Compute Basic Earnings Per Share:
Class A Common Stock	31,276	30,922	31,359	30,731
Class B Common Stock	24,550	24,690	24,639	24,690
Weighted-Average Shares Used to Compute Diluted Earnings Per Share:
Class A Common Stock	32,097	31,665	32,156	31,200
Class B Common Stock	24,550	24,690	24,639	24,690

Following are reconciliations of GAAP Net Income and Earnings Per share to non-GAAP Adjusted Net Income and Diluted Earnings Per Share.

Three months ended September 30, 2017
(in thousands)	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$11,813	$0.22	$0.20
Add back:
Restructuring and special charges, net of tax of $468	963	0.01	0.02
Non-GAAP Adjusted	$12,776	$0.23	$0.22

Three months ended September 30, 2016
(in thousands)	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$10,945	$0.20	$0.18
Add back:
Restructuring and special charges, net of tax of $486	1,002	0.02	0.02
Non-GAAP Adjusted	$11,947	$0.22	$0.20

Full Year Guidance 2017
(in thousands)	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$38,500	$0.71	$0.64
Add back:
Restructuring and special charges, net of tax of $4,344	8,821	0.16	0.16
Non-GAAP Adjusted	$47,321	$0.87	$0.80

Further information regarding the Company’s operating results and cash flows for the quarter ended September 30, 2017, and financial position as of September 30, 2017 is shown on the attached unaudited condensed consolidated financial statements.
About Crawford & Company
Based in Atlanta, Georgia, Crawford & Company (www.crawfordandcompany.com) is the world's largest publicly traded independent provider of claims management solutions to insurance companies and self-insured entities, with an expansive global network serving clients in more than 70 countries. The Crawford Solution® offers comprehensive, integrated claims services, business process outsourcing and consulting services for major product lines including property and casualty claims management; workers' compensation claims and medical management; and legal settlement administration.
The Company’s shares are traded on the NYSE under the symbols CRD-A and CRD-B. The Company's two classes of stock are substantially identical, except with respect to voting rights and the Company's ability to pay greater cash dividends on the non-voting Class A Common Stock than on the voting Class B Common Stock, subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of Class A Common Stock must receive the same type and amount of consideration as holders of Class B Common Stock, unless different consideration is approved by the holders of 75% of the Class A Common Stock, voting as a class.
Earnings per share may be different between CRD-A and CRD-B due to the payment of a higher per share dividend on CRD-A than CRD-B, and the impact that has on the earnings per share calculation according to generally accepted accounting principles.
FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

This press release contains forward-looking statements, including statements about the expected future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company’s reports filed with the SEC and available at www.sec.gov and in the Investor Relations section of Crawford & Company’s website at www.crawfordandcompany.com.

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In Thousands, Except Per Share Amounts and Percentages)

Three Months Ended September 30,	2017	2016	% Change

Revenues:
Revenues Before Reimbursements	$270,551	$277,286	(2)%
Reimbursements	16,115	18,101	(11)%
Total Revenues	286,666	295,387	(3)%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	191,977	193,453	(1)%
Reimbursements	16,115	18,101	(11)%
Total Costs of Services	208,092	211,554	(2)%

Selling, General, and Administrative Expenses	57,859	60,325	(4)%
Corporate Interest Expense, Net	2,524	2,262	12%
Restructuring and Special Charges	1,431	1,488	(4)%
Total Costs and Expenses	269,906	275,629	(2)%

Other Income	132	197	(33)%

Income Before Income Taxes	16,892	19,955	(15)%
Provision for Income Taxes	4,922	8,606	(43)%

Net Income	11,970	11,349	5%

Net Income Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests	(157)	(404)	(61)%

Net Income Attributable to Shareholders of Crawford & Company	$11,813	$10,945	8%

Earnings Per Share - Basic:
Class A Common Stock	$0.22	$0.21	5%
Class B Common Stock	$0.20	$0.19	5%

Earnings Per Share - Diluted:
Class A Common Stock	$0.22	$0.20	10%
Class B Common Stock	$0.20	$0.18	11%

Cash Dividends Per Share:
Class A Common Stock	$0.07	$0.07	—%
Class B Common Stock	$0.05	$0.05	—%

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In Thousands, Except Per Share Amounts and Percentages)

Nine Months Ended September 30,	2017	2016	% Change

Revenues:
Revenues Before Reimbursements	$807,065	$836,863	(4)%
Reimbursements	43,103	47,101	(8)%
Total Revenues	850,168	883,964	(4)%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	570,858	595,248	(4)%
Reimbursements	43,103	47,101	(8)%
Total Costs of Services	613,961	642,349	(4)%

Selling, General, and Administrative Expenses	175,178	178,182	(2)%
Corporate Interest Expense, Net	6,674	7,553	(12)%
Restructuring and Special Charges	8,818	7,431	19%
Total Costs and Expenses	804,631	835,515	(4)%

Other Income	898	719	25%

Income Before Income Taxes	46,435	49,168	(6)%
Provision for Income Taxes	16,569	20,029	(17)%

Net Income	29,866	29,139	2%

Net Income Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests	(188)	(937)	(80)%

Net Income Attributable to Shareholders of Crawford & Company	$29,678	$28,202	5%

Earnings Per Share - Basic:
Class A Common Stock	$0.56	$0.54	4%
Class B Common Stock	$0.50	$0.48	4%

Earnings Per Share - Diluted:
Class A Common Stock	$0.55	$0.53	4%
Class B Common Stock	$0.49	$0.47	4%

Cash Dividends Per Share:
Class A Common Stock	$0.21	$0.21	—%
Class B Common Stock	$0.15	$0.15	—%

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
As of September 30, 2017 and December 31, 2016
Unaudited
(In Thousands, Except Par Values)

	September 30,	December 31,
	2017	2016
ASSETS

Current Assets:
Cash and Cash Equivalents	$73,289	$81,569
Accounts Receivable, Net	164,660	153,566
Unbilled Revenues, at Estimated Billable Amounts	123,783	101,809
Income Taxes Receivable	3,661	3,781
Prepaid Expenses and Other Current Assets	26,483	24,006
Total Current Assets	391,876	364,731

Net Property and Equipment	32,680	29,605

Other Assets:
Goodwill	117,362	91,750
Intangible Assets Arising from Business Acquisitions, Net	99,682	86,931
Capitalized Software Costs, Net	87,834	80,960
Deferred Income Tax Assets	28,252	30,379
Other Noncurrent Assets	60,660	51,503
Total Other Assets	393,790	341,523

Total Assets	$818,346	$735,859

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

Current Liabilities:
Short-Term Borrowings	$3,627	$30
Accounts Payable	49,670	51,991
Accrued Compensation and Related Costs	71,423	74,466
Self-Insured Risks	12,284	14,771
Income Taxes Payable	8,154	3,527
Deferred Rent	11,142	12,142
Other Accrued Liabilities	39,893	34,922
Deferred Revenues	36,987	37,456
Current Installments of Capital Leases	372	982
Total Current Liabilities	233,552	230,287

Noncurrent Liabilities:
Long-Term Debt and Capital Leases, Less Current Installments	246,083	187,002
Deferred Revenues	24,443	25,884
Accrued Pension Liabilities	91,265	105,175
Other Noncurrent Liabilities	23,878	28,247
Total Noncurrent Liabilities	385,669	346,308

Redeemable Noncontrolling Interests	7,085	—

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	31,243	31,296
Class B Common Stock, $1.00 Par Value	24,515	24,690
Additional Paid-in Capital	53,138	48,108
Retained Earnings	276,304	261,562
Accumulated Other Comprehensive Loss	(197,280)	(211,773)
Shareholders’ Investment Attributable to Shareholders of Crawford & Company	187,920	153,883
Noncontrolling Interests	4,120	5,381
Total Shareholders’ Investment	192,040	159,264

Total Liabilities and Shareholders’ Investment	$818,346	$735,859

CRAWFORD & COMPANY
SUMMARY RESULTS BY OPERATING SEGMENT
Unaudited
(In Thousands, Except Percentages)

Three Months Ended September 30,

	U.S. Services		%	International		%	Broadspire		%	Garden City Group		%
	2017	2016	Change	2017	2016	Change	2017	2016	Change	2017	2016	Change

Revenues Before Reimbursements	$63,052	$56,530	12%	$110,784	$120,950	(8)%	$76,683	$76,676	—%	$20,032	$23,130	(13)%

Direct Compensation, Fringe Benefits & Non-Employee Labor	39,051	32,608	20%	72,472	75,829	(4)%	42,061	41,891	—%	14,003	14,975	(6)%
% of Revenues Before Reimbursements	62%	58%		65%	63%		55%	55%		70%	65%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	14,464	14,568	(1)%	28,147	31,661	(11)%	26,382	26,522	(1)%	5,841	6,003	(3)%
% of Revenues Before Reimbursements	23%	26%		25%	26%		34%	35%		29%	26%

Total Operating Expenses	53,515	47,176	13%	100,619	107,490	(6)%	68,443	68,413	—%	19,844	20,978	(5)%

Operating Earnings (1)	$9,537	$9,354	2%	$10,165	$13,460	(24)%	$8,240	$8,263	—%	$188	$2,152	(91)%
% of Revenues Before Reimbursements	15%	17%		9%	11%		11%	11%		1%	9%

Nine Months Ended September 30,

	U.S. Services		%	International		%	Broadspire		%	Garden City Group		%
	2017	2016	Change	2017	2016	Change	2017	2016	Change	2017	2016	Change

Revenues Before Reimbursements	$184,843	$173,969	6%	$331,019	$360,425	(8)%	$231,544	$227,975	2%	$59,659	$74,494	(20)%

Direct Compensation, Fringe Benefits & Non-Employee Labor	111,352	100,613	11%	215,049	229,396	(6)%	128,314	125,753	2%	41,830	48,795	(14)%
% of Revenues Before Reimbursements	60%	58%		65%	64%		55%	55%		70%	66%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	47,304	45,413	4%	86,288	99,162	(13)%	78,995	78,725	—%	20,096	19,717	2%
% of Revenues Before Reimbursements	26%	26%		26%	28%		34%	35%		34%	26%

Total Operating Expenses	158,656	146,026	9%	301,337	328,558	(8)%	207,309	204,478	1%	61,926	68,512	(10)%

Operating Earnings (Loss) (1)	$26,187	$27,943	(6)%	$29,682	$31,867	(7)%	$24,235	$23,497	3%	$(2,267)	$5,982	(138)%
% of Revenues Before Reimbursements	14%	16%		9%	9%		10%	10%		(4)%	8%
NOTE: “Direct Compensation, Fringe Benefits & Non-Employee Labor” and “Expenses Other Than Direct Compensation, Fringe Benefits & Non-Employee Labor” components are not comparable across segments, but are comparable within each segment across periods.
(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, restructuring and special charges, and certain unallocated corporate and shared costs and credits. See pages 4-5 for additional information about segment operating earnings.

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Nine Months Ended September 30, 2017 and September 30, 2016
Unaudited
(In Thousands)

	2017	2016
Cash Flows From Operating Activities:
Net Income	$29,866	$29,139
Reconciliation of Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	30,648	30,643
Stock-Based Compensation Costs	4,973	3,246
Changes in Operating Assets and Liabilities, Net of Effects of Acquisitions and Dispositions:
Accounts Receivable, Net	(6,181)	(7,628)
Unbilled Revenues, Net	(16,996)	(16,118)
Accrued or Prepaid Income Taxes	5,202	9,067
Accounts Payable and Accrued Liabilities	(16,233)	5,410
Deferred Revenues	(2,352)	(4,153)
Accrued Retirement Costs	(13,360)	(7,128)
Prepaid Expenses and Other Operating Activities	(1,683)	7,605
Net Cash Provided by Operating Activities	13,884	50,083

Cash Flows From Investing Activities:
Acquisitions of Property and Equipment	(10,465)	(5,782)
Capitalization of Computer Software Costs	(19,906)	(13,653)
Payments for Business Acquisitions, Net of Cash Acquired	(36,029)	(3,672)
Other Investing Activities	(2,148)	(95)
Net Cash Used in Investing Activities	(68,548)	(23,202)

Cash Flows From Financing Activities:
Cash Dividends Paid	(10,288)	(10,162)
Payments Related to Shares Received for Withholding Taxes Under Stock-Based Compensation Plans	(547)	(15)
Proceeds from Shares Purchased Under Employee Stock-Based Compensation Plans	1,048	1,208
Decrease in Note Payable for Stock Repurchase	—	(2,206)
Repurchases of Common Stock	(6,066)	—
Increases in Short-Term and Revolving Credit Facility Borrowings	82,905	79,664
Payments on Short-Term and Revolving Credit Facility Borrowings	(22,697)	(95,855)
Payments on Capital Lease Obligations	(964)	(1,119)
Dividends Paid to Noncontrolling Interests	(291)	(381)
Other Financing Activities	—	(12)
Net Cash Provided by (Used in) Financing Activities	43,100	(28,878)

Effects of Exchange Rate Changes on Cash and Cash Equivalents	3,284	(2,406)
Decrease in Cash and Cash Equivalents	(8,280)	(4,403)
Cash and Cash Equivalents at Beginning of Year	81,569	76,066
Cash and Cash Equivalents at End of Period	$73,289	$71,663